Exhibit 23.2

Consent of Independent Registered Chartered Accountants

We consent to the use in this Registration Statement on Form S-1 of our report dated February 27, 2013 relating to the consolidated financial statements of Masonite International Corporation appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ DELOITTE LLP

Independent Registered Chartered Accountants

Licensed Public Accountants

Toronto, Canada

February 27, 2013